                                                                   EXHIBIT 10.70




                         REAL ESTATE PURCHASE AGREEMENT


This Agreement for Purchase and Sale of Real Estate (the "Agreement") is between Integrated Security Systems, Inc., a Delaware corporation or an affiliate thereof reasonably acceptable to Seller (the "Buyer") and Golston Family Partners, Ltd., a Texas limited partnership (the "Seller").

                            ARTICLE I:  DEFINITIONS

1.1 Definitions. As used in this Agreement, the following capitalized terms have the meanings set forth below:

         a. "Business Day" means any day other than a Saturday or Sunday on which commercial banks in Dallas, Texas are open for business.

         b. "Closing" means consummation of the purchase of the Property by Buyer from Seller in accordance with the terms and conditions of Article 8 of this Agreement.

         c. "Closing Date" means the date specified in paragraph 8.1 of this Agreement on which the Closing will be held.

         d. "Effective Date" means the date on which this Agreement is executed by Buyer and Seller, as evidenced by the date on the signature page of this Agreement.

         e. "Inspection Period" means the period commencing on the Effective Date and ending on the day prior to the Closing Date.

         f. "Permitted Exceptions" means those exceptions or conditions with respect to the title to the Property that are approved or deemed approved by Buyer in accordance with paragraph 4.3.

         g. "Property" means the real property located in the City of Sanger, County of Denton, Texas, as described more specifically on Exhibit A attached hereto, together with all improvements located thereon and any easements and appurtenances thereto.

         h. "Purchase Price" means the total consideration to be paid by Buyer to Seller for the purchase of the Property as provided in paragraph 3.1 of this Agreement.

         i. "Title Company" means such other title company as Seller and Buyer may select.

1.2 Other Defined Terms. Certain other defined capitalized terms shall have the respective meanings assigned to them elsewhere in this Agreement.

                         ARTICLE 2:  PURCHASE AND SALE

         Subject to the terms and conditions contained in this Agreement, Seller agrees to sell and convey to Buyer at Closing, and Buyer agrees to purchase and pay for at Closing, the Property.

                     ARTICLE 3:  PURCHASE PRICE AND PAYMENT

3.1 Purchase Price. The Purchase Price for the Property shall be One Million Five Hundred Thousand Dollars ($1,500,000.00). Buyer and Seller agree that of this total Purchase Price, $1,000,000 is the Purchase Price for the land, and $500,000 is the Purchase Price for the improvements on the land and appurtenances thereto. Buyer and Seller agree further that this transaction is a single transaction with a total Purchase Price as stated above.

3.2 Payment. The Purchase Price is payable at Closing by all in cash by a bank cashier's check, wire transfer, or other immediately available funds acceptable to Seller.

                          ARTICLE 4:  TITLE AND SURVEY

4.1 Title Commitment. Within forty-five (45) days after the Effective Date, or five (5) days prior to the Closing date, whichever is sooner, Seller shall, at Buyer's reasonable expense, deliver or cause to be delivered to Buyer a current Commitment for Title Insurance (the "Title Commitment") issued by the Title Company. The Title Commitment shall contain the express Commitment of the Title Company to issue a Texas Form T-1 Owner's Policy of Title Insurance to the extent permitted by Texas law. The Title Commitment shall be accompanied by legible copies of all instruments that create or evidence title exceptions affecting the Property.

4.2 Survey. Within forty-five (45) days after the Effective Date, closing date, whichever is sooner, Buyer shall obtain, at Buyer's expense, a current on-the-ground survey of the Property made by a duly licensed surveyor.

4.3 Review of Title Commitment and Survey. Buyer shall have fifteen (15) Business Days (the "Review Period") after receipt of both the Title Commitment and the Survey (the "Survey") in accordance with paragraph 4.1 and 4.2 above, in which to review the Title Commitment and the Survey and give written notice to Seller specifying Buyer's objections (the "Objections"), if any, to the Title Commitment and the Survey. Zoning ordinances and the lien for current taxes shall be deemed to be Permitted Exceptions. If Buyer fails to give written notice of Objections to Seller prior to the expiration of the Review Period, then all exceptions to title shown in the Title Commitment and the Survey are deemed to be Permitted Exceptions. Seller shall have until three
(3) Business Days before the Closing Date in which to cure the Objections at Buyer's sole expense or perform other remedial action expressly agreed to by Buyer and Seller at Buyer's sole expense (the "Cure Period"), provided, however, at Closing Seller shall pay off and release all liens against the Property which secure Seller's financing of the Property.

4.4 Title Policy. At the Closing, Seller shall cause a standard form Texas Owner Policy of Title insurance (the "Owner's Title Policy") to be furnished to Buyer by the Title Company. The


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Owner's Title Policy shall be issued by the Title Company in the amount of the
Purchase price, and insuring that Buyer has good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions. At Buyer's option, the Survey shall be limited to "shortages in area." The tax exception shall be limited to taxes for the year of Closing and subsequent years not yet due and payable and subsequent assessments for prior years due to subsequent change in land usage. The premium for the Owner's Title Policy shall be paid by the Buyer.

                 ARTICLE 5:  PROPERTY CONDITION AND INSPECTION

5.1 Inspection. Buyer shall have the right during the Inspection Period to make such examinations, studies, appraisals, on-site inspections, engineering and environmental tests and investigations (the "Inspections") of the Property as Buyer may deem advisable, but at Buyer's sole cost and risk.

5.2 Inspection Approvals. If for any reason Buyer, in its sole and absolute discretion, is not satisfied with the physical condition of the property and improvements thereon or the results of its Inspections, Buyer shall have the right to terminate this Agreement by giving written notice to Seller prior to the expiration of the Inspection Period, and thereupon this Agreement shall terminate and Seller and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Agreement, except as expressly described herein. If Buyer fails to deliver such notice by the Closing Date, Buyer shall be deemed to have waived any such objections, and this Agreement shall continue in full force and effect.

5.3 Disclaimer. SELLER DISCLAIMS, AND BUYER WAIVES, ANY AND ALL WARRANTIES OF ANY NATURE REGARDING THE PROPERTY, OTHER THAN THE WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT AND THE TITLE WARRANTIES TO BE CONTAINED IN THE DEED TO BE EXECUTED AT CLOSING. SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND OR CHARACTER WHATSOEVER, OTHER THAN THE WARRANTIES EXPRESSLY STATED HEREIN AND THE TITLE WARRANTIES TO BE CONTAINED IN THE DEED, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SQUARE FOOTAGE OF THE PROPERTY, THE QUALITY OR CONDITION OF THE PROPERTY, THE SUITABILITY OR SAFETY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON OR THEREWITH, COMPLIANCE BY SELLER OR THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, OR THE HABITABILITY, MERCHANTABILITY, OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE. SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, WATER OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THOSE PERTAINING TO THE USE, HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE, HAZARDOUS SUBSTANCES, PETROLEUM PRODUCTS, STORAGE TANKS OR ASBESTOS. WITHOUT IN ANY WAY LIMITING THE





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FOREGOING, BUYER RELEASES SELLER FROM AND WAIVES ALL LIABILITY AGAINST SELLER
FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL FEDERAL AND STATE STATUTORY OR REGULATORY CLAIMS OR CAUSES OF ACTION FOR ENVIRONMENTAL CONTAMINATION AT, IN OR UNDER THE PROPERTY. BUYER'S PURCHASE OF THE PROPERTY AND ACCEPTANCE OF THE DEED CONSTITUTE ITS ACKNOWLEDGMENT THAT IT ACCEPTS THE PROPERTY "AS IS," "WHERE IS", AND "WITH ALL FAULTS." BUYER SHALL MAKE ITS OWN INDEPENDENT INSPECTION OF ALL ASPECTS OF THE PROPERTY AND IS ENTITLED TO NO RECOURSE WHATSOEVER AGAINST SELLER UPON DISCOVERY OF ANY DEFECTS OF ANY KIND, LATENT OR PATENT. BUYER ACKNOWLEDGES AND AGREES THAT THE PURCHASE PRICE TO BE PAID TO SELLER FOR THE PROPERTY HAS BEEN NEGOTIATED TO TAKE INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD SUBJECT TO THE FOREGOING DISCLAIMERS. BUYER AND SELLER AGREE THAT THE PROVISIONS OF THIS PARAGRAPH 5.3 SHALL SURVIVE THE CLOSING AND THE DELIVERY OF THE DEED.

                   ARTICLE 6:  REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of Seller. The following representations and warranties of Seller are true and correct in all material respects on the Effective Date and shall be true and correct in all material respects on the Closing Date:

         a. As of the Effective Date, Seller has good and indefeasible title to the Property, and as of the Closing Date, Seller will have good and indefeasible title to the Property, subject only to the Permitted Exceptions. All requisite action necessary to authorize Seller to enter into this Agreement and to carry out Seller's obligations hereunder has been, or on the Closing Date will have been taken. At Closing, Seller shall deliver to Buyer documents evidencing the authorization required by this paragraph, said documents to be certified as true and correct by Seller;

         b. Seller has not received any notice of any pending condemnation action with respect to all or any portion of the Property and to Seller's knowledge there are no existing condemnation or other legal proceedings affecting the existing use of the Property by any governmental authority having jurisdiction over or affecting all or any part of the Property;

         c. To Seller's knowledge, there is no litigation pending or threatened which would affect Buyer's ownership, operation or maintenance of the Property after Closing or Seller's ability to perform this Agreement;

         d. No further permission, approval or consent by third parties or governmental authorities is required in order for Seller to consummate this Agreement;





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         e.      Seller shall provide the Title Company with such other
                 information and/or documentation as the Title Company shall reasonably request; and





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         f.      All representations and warranties of Seller contained in this
                 Agreement, all documents attached to this Agreement, and all documents delivered by Seller pursuant to this Agreement shall be true and accurate in all respects as of the Closing, and Seller shall have complied with all agreements and covenants contained herein to be complied with by it prior to or at Closing.

6.2 Representations and Warranties of Buyer. The following representations and warranties of Buyer are true and correct in all material respects on the Effective Date and shall be true and correct in all material respects on the Closing Date:

         a. Buyer has the full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out Buyer's obligations under this Agreement, and all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out Buyer's obligations hereunder has been, or on the Closing Date will have been taken. At Closing, Buyer shall deliver to Seller documents evidencing the authorization required by this paragraph, said documents to be certified as true and correct by Buyer's Secretary.

         b. Buyer acknowledges that Buyer has been advised in writing that Buyer should have an abstract covering the Property examined by an attorney of Buyer's own selection or that Buyer should be furnished with or obtain a policy of title insurance; and

         c. Buyer shall provide the Title Company with such other information and/or documentation at the Title Company shall reasonably request.

         d. All representations and warranties of Buyer contained in this Agreement, all documents attached to this Agreement, and all documents delivered by Buyer pursuant to this Agreement shall be true and accurate in all respects as of the Closing, and Buyer shall have complied with all agreements and covenants contained herein to be complied with by it prior to or at Closing. Buyer's President shall deliver to Seller at Closing a certificate, dated as of the Closing Date, signed by him, certifying to the truth of the matters stated in this paragraph.

                  ARTICLE 7:  CONDITIONS PRECEDENT TO CLOSING

The obligation of Seller and Buyer to consummate the transaction contemplated by this Agreement is expressly subject to the simultaneous closing of the transactions contemplated by the Stock Purchase Agreement executed of even date herewith between S. Webb Golston, as seller, and Integrated Security Systems, Inc. or an affiliate thereof as buyer, which Stock Purchase Agreement is incorporated herein by reference.

                              ARTICLE 8:  CLOSING

8.1      Closing Date.  Subject to fulfillment of the conditions described in
Article 7, hereof, and other obligations of Buyer and Seller provided for herein, the Closing of the purchase and sale of the Property shall be held at 10:00 a.m. (local time) at the offices of Spackman & Co., Dallas, Texas, on such date as the parties may mutually agree but in any event not later than October 24, 1996.

8.2 Delivery by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

         a. A Special Warranty Deed, duly executed and acknowledged by Seller, in a form reasonably acceptable to the Buyer and Seller, subject only to the Permitted Exceptions;

         b.      the Owner's Title Policy to Buyer;

         c.      all other documents required by this Agreement; and

         d. all other items reasonably requested by Buyer's attorneys and the Title Company as administrative requirements for consummating the Closing.

8.3 Delivery by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

         a. the Purchase Price in the form required by paragraph 3.2 of this Agreement;

         b.      all other documents required by this Agreement; and

         c. all other items reasonably requested by Seller's attorneys and the Title Company's administrative requirements for consummating the Closing.

8.4 Prorations. Rents, interest, ad valorem and personal property taxes relating to the Property for the calendar year in which the Closing occurs shall be pro rated between Seller and Buyer as of the Closing Date based upon taxes actually paid by Seller if Seller has paid such taxes prior to Closing, and otherwise upon the ad valorem taxes due assuming payment in December of the year of Closing. If the actual amount of taxes for the calendar year in which the Closing shall occur is not known as of the Closing Date, the pro ration shall be based on the most current assessed value and tax rates then in effect with respect to the Property at the date of Closing. If the actual amount of the ad valorem or personal property taxes are not known on the Closing Date, the parties shall adjust the taxes pro rated at Closing within ten (10) days after written demand therefor by either party when such taxes become known.
All other assessments affecting the Property, if any, assessed prior to Closing, shall be pro rated as of the Closing Date and any remaining obligations related thereto assumed by Buyer. Notwithstanding the





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
foregoing, Buyer shall be solely responsible for the payment of any rollback taxes on the Property for a change to the Buyer's use of the Property.

8.5 Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to the Permitted Exceptions.

8.6 Costs of Closing. Each party is responsible for paying the legal fees of its counsel in negotiating, preparing, and closing the transaction contemplated by this Agreement. Seller agrees to pay the cost of the Owner's Title Policy and Buyer agrees to pay the costs of the Survey. Buyer shall be responsible for the payment of any recording fees. Each party shall be responsible for paying any other fees, costs and expenses identified herein as being the responsibility of such party. All other closing expenses shall be allocated between the parties in the customary manner for sales of real property similar to the Property in the city in which the Property is located.

                              ARTICLE 9:  DEFAULT

9.1 Default by Buyer. If Buyer fails or refuses to consummate the purchase of the Property pursuant to this Agreement at the Closing, or if a Closing does not occur under the Stock Purchase Agreement attached hereto as Exhibit B, then Seller may, as his sole and exclusive remedy, terminate this agreement by giving written notice thereof to Buyer prior to or at the Closing, whereupon neither party hereto shall have any further rights or obligations to the other hereunder or otherwise.

9.2 Default by Seller. If Seller fails or refuses to consummate the sale of the Property to Buyer pursuant to this Agreement at the Closing, or if a Closing does not occur under the Stock Purchase Agreement attached hereto as Exhibit B, then Buyer may, as its sole and exclusive remedy, terminate this Agreement by giving written notice thereof to Seller prior to or at the Closing, whereupon neither party hereto shall have any further rights or obligations to the other hereunder or otherwise.

                     ARTICLE 10:  CASUALTY OR CONDEMNATION

Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Property or of any actual or threatened taking or condemnation of all or any portion of the Property which occurs prior to Closing. If, prior to the Closing, there shall occur (i) damage to the Property caused by fire or other casualty, which results in damages in excess of $100,000 or (ii) a threatened or actual taking or condemnation of all or any material portion of the Property or of access to the Property, then, in either such event, Buyer shall have the right, as its exclusive remedy, to either (i) terminate this Agreement by written notice delivered to Seller within ten (10) Business Days after Buyer has received notice from Seller of such event (but no later than the Closing Date) and the parties shall have no further obligations to each other with respect to the subject matter of this Agreement, except as expressly delineated herein, provided, however, if Buyer does not timely deliver such termination notice, Buyer shall have waived its right to terminate this Agreement pursuant to this Article 10 and shall proceed to Closing, without a





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
reduction in the Purchase Price, in which event Seller shall assign (without recourse or warranty) all its rights to any insurance proceeds resulting from such event and Seller shall give a credit, for the benefit of Buyer, to the Purchase Price the amount of any deductible amount under such insurance policy(s).

                           ARTICLE 11:  MISCELLANEOUS

11.1 Acknowledgments. Buyer acknowledges that Buyer has been advised in writing that Buyer should have an abstract covering the Property examined by an attorney of Buyer's own selection or that Buyer should be furnished with or obtain a policy of title insurance covering the Property.

11.2 Amendment. This Agreement may not be amended or modified in any way except in a written instrument which is signed by Seller and Buyer.

11.3 Assignment. Neither Buyer nor Seller shall have the right to assign this Agreement, in whole or in part, without the other party's prior written consent. Notwithstanding the foregoing, Buyer acknowledges that Seller anticipates the sale of the Property to Buyer may be pursuant to an IRC Section 1031 exchange under which the Property may be conveyed by Seller to a third party and simultaneously conveyed to Buyer at Closing. If Seller elects to sell the Property pursuant to IRC Section 1031 exchange, Buyer agrees to cooperate reasonably with Seller in such exchange on the condition that Buyer will incur no additional costs or liability in doing so.

11.4 Attorneys' Fees. If any action at law or in equity is brought to enforce, defend or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incident to any such action, in addition to any other relief which may be awarded.

11.5 No Brokers. Each party represents and warrants to the other party that (except for seller's contract with O. K. Rivers and Buyer's contracts with Robert Finch & Associates and Bathgate McColley Capital Group, LLC), it has not contracted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including but not limited to, reasonable attorneys' fees) resulting to the other party by reason of a party's failure to pay a commission to a its contracted agent. The indemnities set forth in this paragraph 11.5 shall survive Closing and the delivery of the deed or the earlier termination of this Agreement.

11.6 Captions. The captions contained in this Agreement are for convenience of reference only, and shall not limit, enlarge or in any way affect the terms of this Agreement.

11.7 Computation. In determining a period of time prescribed by this Agreement, the day of the act or event after which the designated period begins to run is not to be included. The last day of the period so computed is to be included, unless it is not a Business Day, in which event the period of time runs until the end of the next day which is a Business Day.

11.8 Costs and Expenses. Except as otherwise specified in this Agreement, each party to this Agreement agrees to pay all his own fees and expenses incurred by or on behalf of that party in connection with the negotiation, execution and closing of the transaction contemplated by this Agreement.

11.9 Construction. Whenever used herein, and the context requires it, the singular and plural numbers shall each include the other, and the masculine, feminine and neuter gender shall each include the other.

11.10 Documents. All documents attached hereto or referred to herein ("Related Documents") are hereby incorporated herein by reference for all purposes.

11.11 Entire Agreement. This Agreement (and all documents attached to or incorporated into this Agreement): (a) supersedes all oral negotiations and prior writing with respect to its subject matter; and (b) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms and conditions agreed to by the parties. No representation, understanding, promise, warranty, agreement, or arrangement, oral or written, express or implied, shall be enforceable against either party unless it is contained in this Agreement, and no evidence thereof shall be admissible in any action relating hereto.

11.12 Further Assurances. Each party to this Agreement agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

11.13 Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

11.14    Notices.

         a. Manner. All notices permitted or required under this Agreement shall be sufficient only if in writing and delivered as follows: (1) by personal delivery or overnight express delivery (such as Federal Express), with charges paid by the sender; (2) U.S. Mail, postage prepaid, certified, mail, return receipt requested; or (3) facsimile if the contents of such facsimile are promptly confirmed in the manner provided herein.

         b. Receipt. If a notice is served by personal or overnight express delivery or facsimile, it shall be deemed received upon the earlier to occur of (1) actual receipt, or (2) if delivery is attempted and refused, upon such refusal. If a notice is served by mail, it shall be deemed received upon the earlier to occur of (1) actual receipt, (2) three (3) days after deposited at a post office or official depository under the care and custody of the United States Postal Service, or (3) if delivery is attempted and refused, upon such refusal.

         c. Addresses. Notices shall be delivered to the following address:

                 (1)      If to Seller: Golston Family Partners, Ltd.
                                        c/o Mr. S. Webb Golston, General Partner
                                        Golston Company
                                        P. O. Box 856
                                        Sanger, TX  76266

                 with a copy to:  Laurence S. Sanger, Esq.
                                        Fischer & Sanger
                                        5956 Sherry Lane, Suite 1204
                                        Dallas, TX  75225

                                        and

                                        Mr. O. K. Rivers
                                        c/o Carter-Tigart, Inc.
                                        P. O. Box 54296
                                        Hurst, TX  76054

                 (2)      If to Buyer:  Integrated Security Systems, Inc.
                                        8200 Springwood Drive, Suite 230
                                        Irving, TX  75063
                                        Attention:  President

                 with a copy to:  Spackman & Co.
                                        2525 McKinney Avenue, Suite B
                                        Dallas, TX  75201
                                        Attention:  Thomas J. Spackman


11.15 Rule of Construction. The parties agree that the rule of construction to the effect that any contractual ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

11.16 Third-Party Rights. The provisions of this Agreement shall not entitle any party not a signatory of this Agreement to any rights as a third-party beneficiary, or otherwise, it being the specific intention of the parties hereto to preclude all non-signatory parties from any third-party beneficiary rights, or any other rights whatsoever.

11.17 Time of Essence. Time is of the essence in the performance of all Buyer's obligations under this Agreement.

11.18 Waiver. Any waiver by any party of any provision of this Agreement shall not constitute or imply a subsequent or other waiver of the same or any other provision of this Agreement.

Executed this 5th day of September 1996.

                                        SELLER:

                                        -----------------------------------

                                        By:      --------------------------

                                        Title:
                                                 --------------------------

                                        BUYER:

                                        -----------------------------------

                                        By:
                                                 --------------------------
                                        Title:
                                                 --------------------------

                                   EXHIBIT A

           TO REAL ESTATE PURCHASE AGREEMENT DATED SEPTEMBER 5, 1996
                BETWEEN GOLSTON FAMILY PARTNERS, LTD. ("SELLER")
                        AND NEW GOLSTON, INC. ("BUYER")


                  Description of Real Property to be Purchased


All of the property and improvements thereon known as 1609 South Austin and properties known as 521 South Stemmons, together aggregating approximately 6.4 acres, located in the City of Sanger, County of Denton, Texas, and more specifically as follows:


         A.      Description of Land.

                 See pages 1-4 attached hereto and made a part thereof.











         B.      Description of Improvements.

                 Four contiguous structures aggregating approximately 29,000 square feet of metal, tilt-up concrete and/or frame construction and a separate structure of approximately 5,000 square feel of metal construction.

                         COMMITMENT FOR TITLE INSURANCE

                            (Page 1 of Continuation)


File No. 9002796-11 JC                              Commitment No.

All that certain tract or parcel of land situated in the H. Tierwester Survey, Abstract No. 1241, Denton County, Texas, being a part of a certain "First" Tract described in a deed from B.R. McAfee etux, to Robert E. McClary, etux on the 23rd day of August, 1968, recorded in Volume 570, Page 695, Deed Records of said County, and being more fully described as follows:

BEGINNING at the Southwest corner of said "First" Tract at the intersection of the West Boundary Line Interstate 35 East and the center of Austin St.;

THENCE S. 89 deb. 50'40" W. a distance of 475.48 feet to an iron pin;

THENCE N. 00 deg. 12'21" E. a distance of 316.71 feet to an iron pin;

THENCE East a distance of 491.40 feet to an iron pin on the West right of way of Interstate Highway 35 at the beginning of a curve;

THENCE with said curve to the right, having a central angle of 01 deg. 18'56", a radius of 5879.57 feet, a chord of S. 04 deb. 03'43" E, 237,60 feet to an arc length of 237.62 feet to an iron pin;

THENCE S. 04 deg. 27'13" E. a distance of 21.60 feet to an iron pin;

THENCE S. 42 deg. 41'44" W. a distance of 54.41 feet to an iron pin;

THENCE S. 04 deg. 27'13" E. a distance of 17.00 feet to the POINT OF BEGINNING and CONTAINING in all 3.4677 acres of land.





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AMERICAN TITLE COMPANY    Lawyers Title Insurance Corporation

Commitment for Title Insurance - Continuation Page
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                                  EXHIBIT "A"



All that certain tract or parcel of land lying in the Henry Tierwester Survey, Abstract Number 1241, City of Sanger, Denton County, Texas, and being part of Tract One and all of Tract Two as described by deed from Gerald E. Bridges to Sanger Baptist Church on the 23rd day of November 1987, recorded in Volume 2293, Page 124, Real Property Records of Denton County, Texas, and being more particularly described as follows:

BEGINNING at an iron pin in a East-West fence at the Northeast corner of said Tract Two;

THENCE South 00o 01' 00" West with the East line of said Tract Two a distance of 130.00 feet to an iron pin t the Southeast corner of said Tract Two and on a North line of said Tract One;

THENCE South 89o 59' 00" East with a North line of said Tract one a distance of
338.97 feet to an iron pin on the West right-of-way of Interstate Highway 35;

THENCE Southeasterly with said right-of-way and with a curve to the left having a central angle of 00o 13' 48", a radium of 5879.58 feet, a chord of South 04o 40' 48" East 23.60 feet, an arc length of 23.60 feet to an iron pin at the East Southeast corner of said Tract One;

THENCE North 89o 59' 00" West with the South lien of said Tract One a distance of 560.90 feet to an iron pin;

THENCE North 00o 01' 00" East a distance of 153.53 feet to an iron pin on a North line of said Tract One in a East-West fence line;

THENCE South 89o 59' 00" East along and near a fence line a distance of 220.00 feet to the Point of Beginning and containing 0.9590 acres of land, more or less.

NOTE:    The Company does not represent that the above acreage or square footage calculations are correct.


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STATE OF TEXAS
COUNTY OF DENTON

WHEREAS, I, RICHARD W. POWELL, AM THE OWNER OF A 1.000 ACRE TRACT IN THE H. TIERWESTER SURVEY, ABSTRACT 1241, CITY OF SANGER, COUNTY OF DENTON, TEXAS, AND BEING ALL OF A CERTAIN (CALLED) 1.000 ACRE TRACT AS DESCRIBED IN A DEED FROM FRED H. SIMMONS TO RICHARD W. POWELL ON THE 19TH DAY OF NOVEMBER, 1984, RECORDED IN VOLUME 1523, PAGE 880, DEED RECORDS OF DENTON COUNTY, TEXAS, AND BEING MORE FULLY DESCRIBED AS FOLLOWS:

COMMENCING AT AN IRON PIN AT THE INTERSECTION OF THE CENTER LINE OF AUSTIN STREET AND THE WEST RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 35;

THENCE SOUTH 89 DEGREES 50 MINUTES 40 SECONDS WEST, ALONG THE CENTER LINE OF SAID AUSTIN STREET A DISTANCE OF 475.48 FEET TO THE POINT-OF-BEGINNING;

THENCE SOUTH 89 DEGREES 50 MINUTES 40 SECONDS WEST ALONG THE CENTER LINE OF SAID AUSTIN STREET, A DISTANCE OF 137.46 FEET TO AN IRON PIN;

THENCE NORTH 00 DEGREES 12 MINUTES 21 SECONDS EAST A DISTANCE OF 317.08 FEET TO A FENCE CORNER;

THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 137.46 FEET TO AN IRON PIN;

THENCE SOUTH 00 DEGREES 12 MINUTES 21 SECONDS WEST A DISTANCE OF 316.77 FEET TO THE POINT-OF-BEGINNING AND CONTAINING 1.000 ACRE OF LAND.

NOW THEREFORE KNOW THESE MEN BY THESE PRESENTS:

THAT, I, RICHARD W. POWELL, DO HEREBY ADOPT THIS PLAT, DESIGNATING THE HEREIN DESCRIBED PROPERTY AS LOT 1 BLOCK 1 OF THE POWELL ADDITION TO THE CITY OF SANGER, TEXAS, AND DO HEREBY DEDICATE TO THE PUBLIC USE FOREVER, THE STREETS AND EASEMENTS SHOWN HEREON.

/S/ RICHARD W. POWELL
------------------------
RICHARD W. POWELL

STATE OF TEXAS
COUNTY OF DENTON

BEFORE ME, THE UNDERSIGNED NOTARY PUBLIC IN AND FOR SAID COUNTY AND STATE, ON THIS DAY PERSONALLY APPEARED RICHARD W. POWELL KNOWN TO ME TO BE THE PERSON WHOSE NAME IS SUBSCRIBED TO THE FOREGOING INSTRUMENT, AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE SAME FOR THE PURPOSE AND CONSIDERATIONS THEREIN EXPRESSED, AND IN THE CAPACITY THEREIN STATED:


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ATTACHED TO AND MADE A PART OF STEWART TITLE GUARANTY COMPANY POLICY NO.
0902207A

CONTINUATION OF SCHEDULE A, No. 2.


                                  EXHIBIT "A"



All that certain tract or parcel of land situated in the Henry Tierwester Survey, Abstract 1241, Denton County, Texas; said tract being a part of that tract of land described in deed from R.M. Cole and wife, A.F. Cole, to Vic L. Cole and wife, W.J. Cole, as recorded in Vol. 511, page 364, Deed Records of Denton County, Texas; said tract being further described by metes and bounds as follows:

BEGINNING at an iron pipe found in the Northeast corner of the aforementioned Cole tract, said point being on a curve having a radius of 5879.6 feet and being in the West line of Interstate Highway 35;

THENCE Southeasterly with curve 130.0 feet to an iron pin set;

THENCE South 89 degrees 59 minutes West 336.5 feet to an iron pin set;

THENCE North 130.0 feet to an iron pin set in a fence;

THENCE East 330.0 feet to the point of beginning.





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